                                                                  Exhibit 10.14


                            ARDEN REALTY GROUP, INC.
                             9100 WILSHIRE BOULEVARD
                             SUITE 700 - EAST TOWER
                        BEVERLY HILLS, CALIFORNIA  90212
                               (310) 246-2941 FAX
                                 (310) 271-8600

                                  June 17, 1996


Arthur Gilbert
Broad Base Investments Two, LLC
9536 Wilshire Boulevard, Suite 420
Beverly Hills, California 90212

    Re:  CONFIDENTIAL OFFER TO PURCHASE PARTNERSHIP INTERESTS

Dear Arthur:

         Arden Realty Group ("Arden") is currently engaged in the process of forming a real estate investment trust known as Arden Realty Group, Inc. (the "Company" or the "REIT") to continue and expand the real estate business of Arden, its principals and their affiliates which are engaged in owning, acquiring, renovating, managing and leasing office properties in Southern California.

         The Company will operate as a self-administered and self-managed real estate investment trust ("REIT") and expects to qualify as a REIT for federal income tax purposes. The operations of the Company will be carried on solely through Arden Realty Group Limited Partnership (the "Operating Partnership"), of which the Company will be the sole general partner.

         The Company and its Operating Partnership have been formed to consolidate the ownership of a portfolio of office properties (the "Participating Properties") located in Southern California through a series of transactions (the "Formation Transactions") whereby the Operating Partnership will acquire direct interests in certain of the Participating Properties (the "Property Interests") and all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively the "Participating Partnerships and LLCs") which currently own directly or indirectly the Participating Properties (the "Consolidation").

         The Company is currently engaged in finalizing the Formation Transactions whereby (i) the owners of the Property Interests and the partners and members of the Participating Partnerships and LLCs will either transfer their Property Interests and interests in the Participating Partnerships and LLCs to the Company in exchange for cash (the "Cash Participants") or contribute such interests directly to the Operating Partnership (the "OP Participants") in exchange for an interest in the Operating Partnership ("OP Units") and


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June 17, 1996
Page 2


(ii) Arden will contribute certain of its assets and liabilities to the Operating Partnership in exchange for OP Units. In addition, the Company will make a public offering (the "Public Offering") of its common stock (the "REIT Shares" or "Common Stock") and use the proceeds therefrom, either directly or through the Operating Partnership, to effectuate the Consolidation, among other things. Beginning one year after completion of the Public Offering, the OP Units will be redeemable for cash (based upon the fair market value of an equivalent number of shares of Common Stock of the Company at the time of such redemption) or, at the election of the Company, exchangeable for shares of Common Stock on a one-for-one basis.

         The Company wishes to include in its Consolidation interests Broad
Base Investments Two, LLC ("Broad Base") owns in certain of the Participating Partnerships and LLCs as set forth on Exhibit A of the attached Option Agreement (the "Partnerships") which own directly or indirectly interests in certain of the Participating Properties also as set forth on Exhibit A (the "Properties"). As such, the Company respectfully requests Broad Base's cooperation in effectuating the Consolidation and hereby offers to purchase for cash (the "Offer"), on the terms and conditions described in more detail below, all of Broad Base's right, title and interest, as a partner (or member) of the Partnerships, including, without limitation, all of Broad Base's voting rights and interests in the capital, profits and losses of the Partnerships or any property distributable therefrom, constituting all of Broad Base's interests in the Partnerships (such right, title and interest are hereinafter collectively referred to as the "Partnership Interest").

         For the reasons set forth below, the Company and the General Partners of the Partnerships believe that the Offer is fair and recommend that Broad Base accept the Offer.

         In considering the Offer, the Arden principals and the Company strongly encourage you to carefully read this confidential Offer and all appendices hereto which are hereby incorporated by reference as if set forth fully herein. If you have any questions concerning any of the matters addressed in this confidential Offer, or would like to receive copies of the Partnerships' limited partnership agreements (or limited liability company operating agreements, as applicable) or other information, please feel free to contact Victor Coleman of Arden Realty Group, Inc. at (310) 271-8600.

         AFTER YOU HAVE CAREFULLY REVIEWED THIS CONFIDENTIAL OFFER AND ALL APPENDICES HERETO, IF YOU DECIDE TO ACCEPT THE OFFER PLEASE SIGN THE ENCLOSED OPTION AGREEMENT SIGNATURE PAGE (AT P. A-11 OF APPENDIX A) AND RETURN IT TO ARDEN REALTY GROUP, INC. IN THE ENCLOSED POSTAGE-PAID, PRE-ADDRESSED ENVELOPE AS SOON AS POSSIBLE, BUT IN NO EVENT LATER THAN JUNE 21, 1996.

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June 17, 1996
Page 3

                       THE OFFER AND THE OPTION AGREEMENT

         The terms and conditions of the Offer are set forth in the Option Agreement (the "Option Agreement") to be entered into by the Company (the "Offeror") and you, as a partner (or member) of the Partnerships (the "Offeree"). The discussion set forth below is a summary of such terms and conditions. The Option Agreement is attached hereto as Appendix A and is hereby incorporated by reference.

         OPTION, PURCHASE PRICE AND TERMS OF OPTION. The Company, is offering to acquire for the Option Fee (as defined below) an option (the "Option") to purchase all of Broad Base's Partnership Interest for a cash amount (the "Purchase Price") equal to the "Total Minimum Consideration" figure indicated on Exhibit A. The Company and the General Partners of the Partnerships believe that the Purchase Price represents a fair value for Broad Base's Partnership Interests. The Option will expire on December 31, 1996. Upon Broad Base's acceptance of the Offer, the Company will pay you a nonrefundable option payment equal to $100.00 (the "Option Fee"). Upon the final closing following the Company's exercise of the Option, you will receive the Purchase Price in exchange for Broad Base's Partnership Interest and the execution of an Assignment and Assumption Agreement in favor of the Company.

         CONDITIONS TO CLOSING ON THE OPTION. Exercise of the Option and closing of the sale of the Partnership Interest pursuant to the Option will not occur unless, among other things, (i) the Public Offering is consummated and the net proceeds therefrom are sufficient to enable Offeror to consummate the Formation Transactions including the acquisition of the Partnership Interest;
(ii) the transfer of the Partnership Interest and equity interests in the other Participating Partnerships and LLCs is approved by their respective partners and members to the extent such approval is required by the applicable limited partnership agreements and LLC operating agreements; (iii) the absence of any material breach of the parties' respective representations and warranties made in the Option Agreement; (iv) the consent of certain third parties, including certain lenders, to the Formation Transactions; and (v) the execution and delivery by Offeree, directly or through the Attorney-in-Fact (see Article 5 of the Option Agreement), of the Closing Documents. These conditions may be waived in whole or in part by the Offeror.

         CLOSING ON THE OPTION. If the Option is exercised, a place and time for the closing of the purchase of Offeree's Partnership Interest will be set. At an initial closing, Offeree will deliver, or have delivered on Offeree's behalf through the Attorney-in-Fact, executed closing documents, including a document that conveys to Offeror the Offeree's Partnership Interest (the "Closing Documents"). If the Public Offering occurs and the other conditions to closing are met, Offeree will receive the cash to which such Offeree is entitled (i.e., the Purchase Price) and the purchase and sale of Offeree's Partnership Interest will be complete.

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June 17, 1996
Page 4

         POWER OF ATTORNEY AND PROXY. Among the provisions of the Option Agreement is an irrevocable power of attorney and proxy giving each of Offeror and its designee the authority to act on behalf of Offeree with respect to all matters of the Partnerships related to the Formation Transactions, including:
(i) to vote the Offeree's Partnership Interest with respect to any matter relating to the Formation Transactions, (ii) to provide information about the Offer to the Securities and Exchange Commission (the "SEC") and/or to other partners in the Partnerships and other partnerships or limited liability companies being considered for participation in the Formation Transactions, and
(iii) to make, execute and deliver contracts, receipts and certificates in connection with, and take all other actions necessary to carry out, the transactions contemplated by the Option Agreement. Offeror intends to use the proxy granted to it by each Offeree who accepts the Offer to vote all Partnership Interests subject to the proxy in favor of the Formation Transactions (and to amend the Partnerships' limited partnership agreements, if required) and in favor of all actions by the Partnerships deemed necessary or desirable by Offeror to consummate the Formation Transactions.

         EFFECT OF ACCEPTANCE OF THE OFFER. Assuming the Option is exercised and the sale of the Partnership Interest is completed, Offeree will receive the Purchase Price for his Partnership Interest tendered, will no longer have any interests in the Partnerships, and will not receive any interest in the Operating Partnership. Offeree will recognize income or loss for federal income tax purposes in connection with the sale of the Partnership Interest pursuant to the Offer. See Appendix D, "Certain Federal Income Tax Consequences."

                                 PURCHASE PRICE

         Provided the entire Partnership Interest is transferred at Closing, the Purchase Price will be a cash amount at least equal to the value of the "Total Minimum Consideration" indicated on Exhibit A to the Option Agreement which represents the sum of the minimum cash consideration values attributed to each of the interests which collectively constitute the Partnership Interest to be transferred upon the exercise of the Option.

         If at Closing, the aggregate value of the cash available to all Cash Participants exceeds the sum of the Total Minimum Consideration values (after all adjustments set forth in the following paragraph) of all Cash Participants (the "Additional Consideration"), then the Additional Consideration or a portion thereof, if any, shall be allocated among the Cash Participants (including the Offeree) based upon the relative values of the Offeree's Partnership Interest and the interests contributed by each of the other Cash Participants, in each case as determined in my sole discretion.

         The Offeror reserves the right not to acquire any particular interest that constitutes part of the Partnership Interest, if in good faith the Offeror determines that the ownership of such interest or the underlying Properties would be inappropriate for the Operating Partnership for any reason whatsoever. In such an event, the Offeree's Total

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June 17, 1996
Page 5

Minimum Consideration may be reduced by an amount determined in my sole discretion to reflect the reduction in total value of the Partnership Interest ultimately transferred by the Offeree.

                              BENEFITS OF THE OFFER

         Certain of the potential benefits to Offeree of the sale of its Partnership Interest for cash are described below.

         OPPORTUNITY TO LIQUIDATE INVESTMENT. The Offer will provide the Offeree with an opportunity to liquidate its investment in the Partnerships for cash. The Partnership Interest is a relatively illiquid investment. Generally, the Partnership Interest cannot be sold except with the consent of the General Partners of the Partnerships and an opinion of counsel for the Partnerships stating that such sale is in compliance with all applicable laws, rules and regulations of the federal and applicable state securities commissions and does not jeopardize the Partnerships' tax status. Because the Partnership Interest is not freely transferable, and because there is no public market for the Partnership Interest, an investment in the Partnership Interest is not readily convertible to cash. The Offer provides the opportunity for liquidity to the Offeree. This is an opportunity that the General Partners cannot assure will be available again in the foreseeable future. The availability to third-party purchasers of attractive financing to acquire single-property real estate investments remains limited under current market conditions. Traditional sources of debt financing for single-property investments with traditionally high levels of leverage have been reduced in recent years, in part because of the difficulties encountered by financial institutions that made large numbers of real estate loans in the past. The anticipated ability of Arden to undertake the Public Offering puts it in a position to obtain equity financing to acquire the Participating Properties for a combination of cash, OP Units and the assumption or repayment of debt. No assurance can be made that the equity markets will continue to be available in the future on terms that would make it feasible to dispose of the Partnerships' Properties for the same consideration proposed to be paid in the Formation Transactions.

         ELIMINATION OF RISK OF REAL ESTATE OWNERSHIP. Ownership of the Partnership Interest is subject to the risks inherent in the ownership of real estate in general and office properties in particular, which include changes in general or local economic conditions, changes in the supply of or demand for competing properties in the area of the Partnerships' Properties, changes in interest rates, the need to maintain the properties and to provide for substantial costs of major repairs, replacements, improvements, and other capital expenditures, and changes in the availability of mortgage funds (any or all of which may render difficult the sale or refinancing of the Properties). The Offer would enable Offerees to terminate their investments in the Partnerships and thereby eliminate these risks.

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June 17, 1996
Page 6


                             ALTERNATIVES CONSIDERED

         In reaching the conclusion to recommend that the Offeree accept the Offer, the Company and Arden principals have considered the following alternatives:

         CONTINUATION OF THE PARTNERSHIPS. The Partnerships could continue their operations, seeking to maximize the value of their properties. Continuing the Partnerships without change would not allow them to seek other investment opportunities in the foreseeable future, as cash flow is not sufficient to permit the Partnerships to borrow funds for additional property acquisitions.
In addition, continuing the Partnerships would not relieve the Partnerships of their existing debt obligations or provide their partners with liquidity.

         SALE OF THE PROPERTIES TO OTHER PURCHASERS AND LIQUIDATION OF THE PARTNERSHIPS. The Partnerships could seek other purchasers to acquire their properties, repay their debts, and, after establishing required reserves, distribute the balance of the sale proceeds to limited partners and general partners in accordance with the distribution provisions of the Partnerships' limited partnership agreements. However, the Arden principals have neither solicited any third-party offers nor received any attractive third-party offers to purchase the Partnerships' Properties.

                                  MISCELLANEOUS

         To assist you in considering the attractiveness of this confidential Offer certain "Special Considerations" have been enumerated in Appendix B, a disclosure of certain "Conflicts of Interest" is attached as Appendix C, and a discussion of "Certain Federal Income Tax Consequences" of the proposed transactions is attached as Appendix D.

         PENDING THE PUBLIC ANNOUNCEMENT OF THE FORMATION TRANSACTIONS AND THE PUBLIC OFFERING, IT IS IMPERATIVE THAT YOU KEEP ALL INFORMATION CONTAINED IN THIS LETTER AND THE APPENDICES ATTACHED HERETO ABSOLUTELY CONFIDENTIAL.

         We thank you in advance for Broad Base's cooperation and careful consideration of this liquidity opportunity as we move forward with the formation of the REIT. As always, please do not hesitate to contact us if you have any questions.

                        Sincerely,



                        Richard S. Ziman
                        Arden Realty Group, Inc.

                                   APPENDIX A

                                OPTION AGREEMENT

         This Option Agreement (hereinafter referred to as the "OPTION AGREEMENT") is made by and between Arden Realty Group, Inc., a Maryland corporation ("OPTIONEE"), and Broad Base Investments Two, LLC, a Nevada limited liability company ("OPTIONOR").

                                    RECITALS

         A. Arden Realty Group Limited Partnership, a Maryland limited partnership (the "OPERATING PARTNERSHIP"), of which Optionee is the sole general partner, desires to consolidate the ownership of a portfolio of office properties (the "PARTICIPATING PROPERTIES") located in Southern California through a series of transactions (the "FORMATION TRANSACTIONS") whereby the Operating Partnership will acquire direct interests in certain of the Participating Properties (the "PROPERTY INTERESTS") and all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively the "PARTICIPATING PARTNERSHIPS AND LLCS") which currently own directly or indirectly the Participating Properties (the "CONSOLIDATION").

         B. The Formation Transactions relate to the proposed initial public offering (the "PUBLIC OFFERING") of the common stock of Optionee which will operate as a self-administered and self-managed real estate investment trust ("REIT") and will be the sole general partner of the Operating Partnership.

         C. The owners of the Property Interests and the partners and members of the Participating Partnerships and LLCs will either transfer their Property Interests and interests in the Participating Partnerships and LLCs to the Company in exchange for cash (the "CASH PARTICIPANTS") or contribute such interests directly to the Operating Partnership in exchange for an interest in the Operating Partnership (the "OP PARTICIPANTS").

         D. The Optionor owns interests in certain of the Participating Partnerships and LLCs as set forth on EXHIBIT "A" (the "PARTNERSHIPS") which Partnerships own directly or indirectly interests in certain of the Participating Properties also as set forth on EXHIBIT "A" (the "PROPERTIES").

         E. The Optionee desires to acquire from Optionor, and Optionor desires to grant to Optionee, an option to purchase on the terms and conditions set forth herein all of Optionor's right, title and interest, as a partner (or member) of the Partnerships, including, without limitation, all of its voting rights and interests in the capital, profits and losses of the Partnerships or any property distributable therefrom, constituting all of its interests in the Partnerships (such right, title and interest are hereinafter collectively referred to as the "PARTNERSHIP INTEREST").

         F. The parties acknowledge that Optionee's purchase of Optionor's Partnership Interest is in connection with and subject to the consummation of the Formation Transactions and the Public Offering.

         NOW, THEREFORE, in consideration of payment of $100.00 in cash (the "OPTION FEE"), the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionee and Optionor agree as follows:

                                    ARTICLE I
                                   THE OPTION

         1.1 GRANT OF OPTION. Optionor hereby grants to Optionee an option to purchase (the "PURCHASE OPTION") all right, title and interest of such Optionor in all of Optionor's Partnership Interest on the terms and conditions set forth herein.

         1.2 TERM AND EXERCISE OF OPTION. The Purchase Option may be exercised at any time through December 31, 1996 (the "OPTION TERMINATION DATE") by notice by Optionee to Optionor. If Optionee does not exercise the Purchase Option by the Option Termination Date, Optionor's Purchase Option shall terminate, Optionor shall be entitled to retain the Option Fee, and neither party shall have any further obligations hereunder.

         1.3 PURCHASE PRICE AND PAYMENT. Subject to ARTICLES 1.4 AND 1.5 below, the purchase price for Optionor's Partnership Interest (the "PURCHASE PRICE") upon the exercise of the Purchase Option will be an amount equal to the value indicated on Exhibit A as Optionor's "TOTAL MINIMUM CONSIDERATION".

         1.4 ADDITIONAL CONSIDERATION. Subject to ARTICLE 1.5 below, in the event that, at Closing (as defined in ARTICLE 2.2 below) the aggregate value of the cash available to all Cash Participants exceeds the sum of the Total Minimum Consideration values (after all adjustments set forth in ARTICLE 1.5) of all Cash Participants (the "ADDITIONAL CONSIDERATION"), then the Additional Consideration or a portion thereof, if any, shall be allocated among the Cash Participants (including the Optionor) based upon the relative values of the Optionor's Partnership Interest and the interests contributed by each of the other Cash Participants, in each case as determined by Richard S. Ziman, in his sole discretion.

         1.5 ADJUSTED CONSIDERATION. The Optionee reserves the right not to acquire any particular interest that constitutes part of the Partnership Interest, if in good faith the Optionee determines that the ownership of such interest or the underlying Properties would be inappropriate for the Operating Partnership for any reason whatsoever. Optionor hereby agrees that, in such event, the Optionor's Total Minimum Consideration may be reduced by an amount determined by Richard S. Ziman, in his sole discretion, to reflect the reduction in total value of the Partnership Interest ultimately transferred by Optionor.

         1.6 AUTHORIZATION. Optionor hereby authorizes Richard S. Ziman to make any and all determinations to be made by him pursuant to ARTICLES 1.4 AND
1.5 hereof, and any and all such determinations shall be final and binding on all parties.

         1.7 CONTRIBUTION OF CERTAIN RIGHTS. Effective upon the Closing, Optionor hereby assigns to the Optionee all of its rights and interests, if any, including rights to indemnification in favor of the Optionor, if any, under the agreements pursuant to which the Optionor or its affiliates initially acquired the Partnership Interest transferred pursuant to this Option Agreement.


                                   ARTICLE II
                              PURCHASE AND CLOSING

         2.1 PURCHASE AND SALE. Optionee, in its sole discretion, may exercise the Purchase Option to purchase all of Optionor's Partnership Interest. Upon such exercise, Optionor shall sell, transfer, assign, and convey to Optionee, and Optionee shall purchase, for the Purchase Price, all right, title and interest of Optionor in such Partnership Interest free and clear of all Encumbrances (as defined in ARTICLE 3.3).

         2.2 CLOSING. In connection with or at any time after the exercise by Optionee of the Purchase Option, Optionee will specify a date for the closing (the "CLOSING") of the purchase and sale of the Partnership Interest. At or before such Closing, which shall be held at a place and time determined by Optionee in its sole discretion, Optionee and Optionor (itself or through the Attorney-in-Fact (see ARTICLE 5)) will execute all closing documents (the "CLOSING DOCUMENTS") required by Optionee including without limitation (i) an Assignment and Assumption Agreement substantially in the form attached hereto as EXHIBIT B, (ii) an individual quitclaim deed fully executed and duly acknowledged from Optionor substantially in the form attached hereto as EXHIBIT C, and (iii) any other documents deemed by Optionee to be necessary or desirable to assign, transfer and convey Optionor's Partnership Interest, to confirm the accuracy of Optionor's representations and warranties made hereby and the compliance by Optionor of Optionor's covenants and agreements made hereby, and to effectuate the transactions contemplated hereby. Subject to the Conditions to Closing in ARTICLE 2.3 below, at Closing Optionee will pay to Optionor a cash amount equal to the Purchase Price in consideration for the sale, transfer, assignment and conveyance of the Partnership Interest.

         2.3 CONDITIONS TO CLOSING. Optionee will purchase the Partnership Interest only if (i) the Public Offering is consummated and the net proceeds therefrom are sufficient to enable Optionee to consummate the Formation Transactions including the acquisition of the Partnership Interest; (ii) the transfer of the Partnership Interest and equity interests in the other Participating Partnerships and LLCs is approved by their respective partners and members to the extent such approval is required by the applicable limited partnership agreements and LLC operating agreements; (iii) the absence of any material breach of the parties' respective representations and warranties made in the Option Agreement; (iv) the consent of certain third parties, including certain lenders, to the Formation Transactions; and (v) the execution and delivery by Optionor, directly or through the Attorney-in-Fact (see ARTICLE 5 hereof), of the Closing Documents. These conditions may be waived in whole or in part by the Optionee.

         2.4 TRANSFER TAXES. Optionee agrees to pay all transfer taxes arising from the sale of Optionor's Partnership Interest pursuant to the exercise by Optionee of the Purchase Option.

         2.5  PRORATIONS.   At the Closing, or as promptly as practicable
following the Closing, to the extent such matters are not the right or responsibility of all tenants of a given Property, all revenue and all charges that are customarily prorated in transactions of this nature, including accrued rent currently due and payable, overpaid taxes or fees, real and personal property taxes, common area maintenance charges and other similar periodic charges payable or receivable with respect to such Property shall be ratably prorated between the partners of the Partnership which holds such Property prior to the Closing and the Optionee on and after the Closing, effective as of the Closing. After providing for such prorations, (i) if any of the Partnerships has a resultant cash surplus, the Purchase Price to be exchanged for Optionor's Partnership Interest shall be increased in proportion to Optionor's ratable share of such cash surplus and (ii) if any of the Partnerships has a resultant cash deficit, the Purchase Price to be exchanged for Optionor's Partnership Interest shall be reduced in proportion to Optionor's ratable share of such cash deficit, unless such deficit is cured prior to Closing.

         2.6 FURTHER ASSURANCES. Optionor will, from time to time, execute and deliver to Optionee (or its designee) all such other and further instruments and documents and take or cause to be taken all such other and further action as Optionee (or its designee) may reasonably request in order to effect the transactions contemplated by this Option Agreement, including instruments or documents deemed necessary or desirable by Optionee (or its designee) to effect and evidence the conveyance of Optionor's Partnership Interest in accordance with the terms of this Option Agreement.


                                   ARTICLE III
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONOR

         Optionor hereby makes to Optionee each of the following representations and warranties which are true as of the date hereof and will be true as of the date of the Closing:

         3.1  ORGANIZATION; AUTHORITY.      The Optionor (A) if a natural
person, has the legal capacity to enter the Option Agreement; if not a natural person, is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and (B) has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

         3.2 DUE AUTHORIZATION. The execution, delivery and performance of the Option Agreement by the Optionor has been duly and validly authorized by all necessary action of the Optionor. This Option Agreement and each agreement, document and instrument executed and delivered by or on behalf of Optionor pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Optionor, each enforceable against the Optionor in accordance with its terms.

         3.3 TITLE TO PARTNERSHIP INTEREST. Optionor is the sole owner of the Partnership Interest and owns beneficially and of record free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party (collectively, "ENCUMBRANCES"), and has full power and authority to convey free and clear of any Encumbrances, its Partnership Interest and, upon payment for such Partnership Interest, Optionee (or its designee) will acquire good and valid title thereto, free and clear of any Encumbrances except Encumbrances created in favor of Optionee by the transactions contemplated hereby. Optionor has no equity interest, either direct or indirect, in the Properties or the Partnerships except for the Partnership Interest which is the subject of this Option Agreement.

         3.4 CASH FLOW AND OPERATIONS DATA. Optionor has been provided quarterly cash flow and operations data for the Properties (additional copies of which have been made available by Optionee upon request) and has had the opportunity to conduct its own independent valuation of the Properties.

         3.5 CONSENTS AND APPROVALS. Optionor has full right, authority, power and capacity, and no consent, waiver, approval or authorization of any governmental entity, lender or other third party is required for Optionor:
(i) to enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Optionor pursuant to this Option Agreement; (ii) to carry out the transactions contemplated hereby and thereby; and (iii) to transfer, sell and deliver all of Optionor's Partnership Interest to Optionee (or its designee) upon exercise by Optionee of the Purchase Option and payment therefor in accordance with this Option Agreement.

         3.6 NO VIOLATION. None of the execution, delivery or performance of the Option Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination or cancellation of (A) the organizational documents, including the charters and bylaws, if any, of the Optionor, (B) any material agreement, document or instrument to which the Optionor is a party or by which the Optionor or its Partnership Interest is bound or (C) any term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority binding on the Optionor or by which the Optionor or any of its assets or properties are bound or subject or (ii) result in the creation of any Encumbrance upon the Partnership Interest.

         3.7 NON-FOREIGN STATUS. The Optionor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code of 1986, as amended and hereinafter referred to as the "CODE"), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

         3.8 WITHHOLDING. The Optionor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any federal or state withholding provisions, including those referred to in
ARTICLE 3.7 above and similar provisions under California law. If Optionor fails to provide such certificates or affidavits, Optionee may withhold a portion of the Purchase Price as required by the Code or California law.

         3.9 LITIGATION. There is no litigation or proceeding, either judicial or administrative, pending or threatened, affecting all or any portion of Optionor's Partnership Interest or Optionor's ability to consummate the transactions contemplated hereby.

         3.10 NO OTHER AGREEMENTS TO SELL. Except for the Purchase Option granted hereby, Optionor has made no agreement and has no obligation (absolute or contingent) to sell, transfer or in any way encumber any of Optionor's Partnership Interest or not to sell Optionor's Partnership Interest.

         3.11 NO BROKERS. Neither the Optionor nor any of its officers, directors or employees has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Optionee or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated by this Option Agreement.

         3.12 COVENANT TO REMEDY BREACHES. Optionor covenants to use its best efforts (i) to prevent the breach of any representation or warranty of Optionor hereunder, (ii) to satisfy all covenants of Optionor hereunder and
(iii) to promptly cure any breach of a representation, warranty or covenant of Optionor hereunder upon its learning of same.


                                   ARTICLE IV
                              RELEASES AND WAIVERS

         Each of the releases and waivers enumerated in this ARTICLE 4 shall become effective only upon the Closing of the purchase and sale of the Partnership Interest pursuant to ARTICLE 2 herein.

         4.1 GENERAL RELEASE OF OPTIONEE. As of the Closing, Optionor irrevocably waives, releases and forever discharges the Optionee and Optionee's affiliates, executive officers (including Richard S. Ziman and Victor J. Coleman), agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "OPTIONOR CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to any partnership agreement or limited liability company operating agreement governing the Partnership Interest (collectively, the "PARTNERSHIP AGREEMENTS"), this Option Agreement or any other matter which exists at the

Closing, except for Optionor Claims arising from the breach of any representation, warranty, covenant or obligation under this Option Agreement.

         4.2 GENERAL RELEASE OF OPTIONOR. As of the Closing, Optionee irrevocably waives, releases and forever discharges the Optionor and Optionor's agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "OPTIONEE CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to the Partnership Agreements, this Option Agreement or any other matter which exists at the Closing, except for Optionee Claims arising from the breach of any representation, warranty, covenant or obligation under this Option Agreement.

         4.3 WAIVER OF SECTION 1542 PROTECTIONS. As of the Closing, Optionor and Optionee each expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542 which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor.

         4.4 WAIVER OF RIGHTS UNDER PARTNERSHIP AGREEMENT. As of the Closing, the Optionor waives and relinquishes all rights and benefits otherwise afforded to Optionor under the Partnership Agreements including, without limitation, any right to consent to or approve of the sale or contribution by the other partners (or members) of the Partnerships of their partnership interests to the Company or the Operating Partnership.


                                    ARTICLE V
                                POWER OF ATTORNEY

         5.1 GRANT OF POWER OF ATTORNEY. Optionor does hereby irrevocably appoint Optionee (or its designee) and each of them individually and any successor thereof from time to time (such Optionee or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN-FACT") as the true and lawful attorney-in-fact and agent of Optionor, to act in the name, place and stead of Optionor to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by Optionee of Optionor's Partnership Interest), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Option Agreement, as fully as could Optionor if personally present and acting. Further, Optionor hereby grants to Attorney-in-Fact a proxy (the "PROXY") to vote Optionor's Partnership

Interest on any matter related to the Formation Transactions presented to the Partnerships' partners for a vote, including, but not limited to, the transfer of interests in the Partnerships by other partners.

         Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Optionor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Option Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Optionor agrees that, at the request of Optionee it will promptly execute a separate power of attorney and proxy on the same terms set forth in this ARTICLE 5, such execution to be witnessed and notarized. Optionor hereby authorizes the reliance of third parties on each of the Power of Attorney and Proxy.

         Optionor acknowledges that Optionee has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Option Agreement.

         5.2 LIMITATION ON LIABILITY. It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney or Proxy granted by Optionor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Partnership Interest by Optionee and shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. Optionor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney or Proxy created by Optionor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. Optionor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Optionee or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to Optionor hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 AMENDMENT. Any amendment hereto shall be effective only against those parties who have acknowledged in writing their consent to such amendment. No waiver of any provisions of this Option Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

         6.2 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Option Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute but one and the same instrument and (c) shall be governed in all respects by the laws of California without giving effect to the conflict of law provisions thereof.

         6.3 ASSIGNABILITY. Neither this Option Agreement nor any of the rights or obligations hereunder may be assigned by Optionor without the prior written consent of Optionee or by Optionee without the prior written consent of Optionor, except that Optionee may, without such consent, assign such rights and such obligations to any affiliate of Optionee, provided that such assignment shall not affect Optionee's obligations hereunder.

         6.4 SEVERABILITY. If any provision of this Option Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Option Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Option Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by Optionee to effect such replacement.

         6.5 EQUITABLE REMEDIES. The parties hereto agree that irreparable damage would occur if any provision of this Option Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the California (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

         6.6 NOTICES; EXERCISE OF OPTIONOR'S PURCHASE OPTION. Any notice or demand which must or may be given under this Option Agreement (including the exercise by Optionee of the Purchase Option) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given
(i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express).

         Any such notice shall be addressed and delivered or telecopied (a) in the case of a notice to Optionee at the following address and facsimile number:

                             Arden Realty Group, Inc.
                             9100 Wilshire Boulevard
                             East Tower, Suite 700
                             Beverly Hills, California 90212
                             Phone: (310) 271-8600
                             Facsimile: (310) 274-6218
                             Attn: President

and (b), in the case of a notice to Optionor, to the address and facsimile number set forth on the Option Agreement Signature Page hereof.

         6.7 SURVIVAL. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of Optionor set forth in this Option Agreement shall survive the consummation of the transactions contemplated hereby.

         6.8   INDEMNIFICATION.  Optionee shall cause the Operating
Partnership to indemnify and hold harmless the Optionor and its partners, directors, officers, employees, agents, representatives and affiliates (each of which is an "INDEMNIFIED PARTY") from and against any and all claims, losses, damages, liabilities and expenses, including without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation and remediation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, "LOSSES") asserted against, imposed upon or incurred by the Indemnified Party in connection with: (i) any liabilities or obligations incurred, arising from or out of, in connection with or as a result of any claims made or actions brought by or against the Optionor, the Operating Partnership, the Property or an Indemnified Party, that arise from or out of, in connection with or as a result of any contamination or other environmental liability of the Property regardless of when or how occurring; and fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by the Option Agreement, including without limitation any and all costs associated with the transfers contemplated herein.

                                 OPTION AGREEMENT
                                 SIGNATURE PAGE


         IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of this __ day of June, 1996.


OPTIONOR

BROAD BASE INVESTMENTS TWO, LLC,
a Nevada limited liability company


By:/s/ ARTHUR GILBERT
------------------------------
    Arthur Gilbert

By: Gilbert Foundation


   /s/ ARTHUR GILBERT
------------------------------
    Arthur Gilbert
    President


OPTIONOR'S NOTICE ADDRESS

Broad Base Investments Two, LLC
9536 Wilshire Boulevard, Suite 420
Beverly Hills, California 90212
Facsimile:  (310) 273-5421

OPTIONEE

ARDEN REALTY GROUP, INC.,
 a Maryland corporation



By:/s/ RICHARD S. ZIMAN
------------------------------
    Richard S. Ziman
    Chief Executive Officer

                                    EXHIBIT A
                                       TO
                                OPTION AGREEMENT



                            CONSTITUENT INTERESTS OF
                         OPTIONOR'S PARTNERSHIP INTEREST

                                 PROPERTIES HELD BY                 MINIMUM
   PARTNERSHIPS                     PARTNERSHIPS                  CONSIDERATION
    ------------                 ------------------               -------------


LAOP IV, LLC                 5601 Lindero Canyon
                             Westwood Terrace
                             Calabasas Commerce Center
                             The New Wilshire
                             70 South Lake
                             SkyView Center
                             4811 Airport Plaza Drive
                             4900/10 Airport Plaza Drive             $8,507,349
                                                                  -------------
                             TOTAL MINIMUM CONSIDERATION             $8,507,349
                                                                  -------------
                                                                  -------------

                                    EXHIBIT B
                                       TO
                                OPTION AGREEMENT



                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers, sells and conveys to ARDEN REALTY GROUP, INC. a Maryland corporation (the "Company"), its entire legal and beneficial right, title and interest in and to ______________________________, a __________________________________ [(the
"Partnership"/"LLC")], including, without limitation, all right, title and interest, if any, of the undersigned in and to the [Partnership's/LLC's] assets and the right to receive distributions of money, profits and other assets from the [Partnership/LLC], presently existing or hereafter at any time arising or accruing (such right, title and interest are hereinafter collectively referred to as the ["Partnership Interest/LLC Interest"]), TO HAVE AND TO HOLD the same unto the Company, its successors and assigns, forever.

         Upon the execution and delivery hereof, the Company assumes all obligations in respect of the [Partnership Interest/LLC Interest].

         The [Partnership/LLC] owns certain real property as described in Attachment "1" attached hereto.

Executed:  _____________ __, 1996

                                  By:
                                      ------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                   EXHIBIT C
                                       TO
                                OPTION AGREEMENT


 Order No.
 Escrow No.
 Loan No.
--------------------------------------------------------------------------------

 WHEN RECORDED MAIL TO:



 MAIL TAX STATEMENTS TO:         SPACE ABOVE THIS LINE FOR RECORDER'S USE

                          DOCUMENTARY TRANSFER TAX  $



                          . . . . .Computed on the consideration or value of
                                   property conveyed; OR



                          . . . . .Computed on the consideration or value less
                                   liens or encumbrances remaining at time of sale.

          ----------------------------------------------------------------------
              Signature of Declarant of Agent determining tax -Firm Name
--------------------------------------------------------------------------------


                                 QUITCLAIM DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, do(es) hereby REMISE, RELEASE and FOREVER QUITCLAIM to Arden Realty Group, Inc., a Maryland corporation the real property in the City of _________, County of ________, State of California, described as

 Dated __________________________________

 STATE OF CALIFORNIA )
                     )       COUNTY OF__________________
                     )

 On _________________________________________________________________before me,

_______________________________________________________________________________

 personally appeared____________________________________________________________

Personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument. (This area for official notarial

 WITNESS my hand and official seal.

 Signature_____________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________









(THIS AREA  FOR OFFICIAL SEAL.)

                                   APPENDIX B

                             SPECIAL CONSIDERATIONS


NO FAIRNESS OPINIONS OR APPRAISALS

         No third-party fairness opinions of the transactions contemplated by the Option Agreement were sought or obtained. In addition, no third-party appraisals of the fair market value of the Partnership Interest, or the Partnerships' Properties were sought or obtained. There can be no assurance that the consideration paid in connection with the Offer is equivalent to the fair market value of such Partnership Interest or Properties.

NO INDEPENDENT REPRESENTATIVE FOR PARTNERS OF THE PARTNERSHIPS

         The terms of the Offer have been established by the Arden principals on behalf of the REIT. The partners of the Partnerships were not separately represented in structuring and negotiating the terms of such transactions, either by representative groups of limited partners or outside experts and consultants, such as investment bankers, legal counsel, accountants and financial experts. Had independent representation been arranged for such partners, the terms of such transactions might have been different and possibly more favorable to such partners.

POTENTIAL DIFFERENCE IN VALUE RECEIVED BY OFFEREE AND THE OP PARTICIPANTS

         Depending upon prevailing market conditions, the OP Participants who will receive OP Units for their Partnership Interest, may receive greater value (on the basis of the trading prices for the Offeror's common stock after the Public Offering) for their Partnership Interest in the Formation Transactions than the Offerees will receive for their Partnership Interest pursuant to the Offer. In addition, the OP Participants will receive from the Operating Partnership distributions of cash and allocations of income and loss, including allocations of certain interest expenses attributable to loans which will be transferred by the Partnerships to the Operating Partnership. The Offerees will not receive such benefits. As holders of OP Units, however, the OP Participants will own an investment with substantial limits on transferability for at least one year during which the OP Units may not be transferred, or redeemed for cash or REIT Shares and will bear the risk of fluctuations in value.

BENEFITS TO ARDEN PRINCIPALS RELATING TO THE FORMATION OF THE OPERATING PARTNERSHIP

         The Arden principals may realize substantial financial benefits from their participation in the formation of the Operating Partnership and from the consummation of the Formation Transactions. The Arden principals will receive OP Units and cash in exchange for their interests in the Partnerships, other Participating Partnerships and LLCs and the assets of Arden. Although the consideration paid to the Arden principals in connection with the Formation Transactions is intended to be based on the value of the assets contributed, such consideration may not necessarily be indicative of the actual value of these assets.

TAX CONSEQUENCES TO OFFEREE

         The sale of Partnership Interest will be a taxable transaction for the Offeree. The Offeree will recognize gain or loss with respect to its Partnership Interest equal to the difference between the "amount realized" with respect to such Partnership Interest (which includes both the cash received and the Offeree's share of the Partnerships' liabilities as determined for tax purposes) and its adjusted tax basis in such Partnership Interest. Such gain may exceed the Purchase Price. It is extremely important that each Offeree consult with his tax advisor regarding the consequences of the Offer. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in APPENDIX D.

LOSS OF OPPORTUNITY TO BENEFIT FROM POTENTIAL FUTURE APPRECIATION OF PROPERTY

         The determination of the Purchase Price has been based in part on current market conditions. There can be no assurance that the real estate market in general will not improve following the Formation Transactions, creating an environment for a more favorable disposition of the Properties or Offeree's Partnership Interest in the future.

                                   APPENDIX C

                              CONFLICTS OF INTEREST

         A number of conflicts of interest are inherent in the relationships among the Arden principals, the Participating Partnerships and LLCs, the Operating Partnership, the REIT and its directors and officers. Certain of these conflicts of interest are summarized below.

COMMON GENERAL PARTNERS

         State law in each of the jurisdictions in which the Participating Partnerships and LLCs have been formed, including California and Nevada, imposes certain fiduciary duties upon the general partners or managing members of each of the Participating Partnerships and LLCs that go beyond the specific duties and obligations imposed upon them under their respective limited partnership agreements or LLC Operating Agreement. The general partners and managing partners, in handling the affairs of each Participating Partnership and LLC, are expected to exercise good faith, to use care and prudence and to act with an undivided duty of loyalty to the limited partners of the respective Participating Partnerships and LLCs. The Arden principals serve with others as general partners or managing members for many of the Participating Partnerships and LLCs. The general partners and managing members of each Participating Partnership and LLC have an independent obligation to ensure that the participation of the limited partners or members in the Option Agreement transactions is fair and equitable. The Arden principals have sought to discharge faithfully their fiduciary obligation to each of the Participating Partnerships and LLCs, but it should be borne in mind that the Arden principals who are the general partners of several of the Partnerships may serve in a similar capacity with respect to each of the Participating Partnerships and LLCs.

LACK OF INDEPENDENT REPRESENTATION

         The Participating Partnerships and LLCs have not retained an unaffiliated representative to negotiate the terms and conditions under which their properties shall be transferred to the Operating Partnership. The Arden principals, who are affiliates of the Operating Partnership and the REIT, have acted on behalf of the Operating Partnership and the Participating Partnerships and LLCs to structure the transactions and determine the Purchase Price. Consequently, the terms of such transactions are not the result of arm's-length negotiations, and no fairness opinion concerning the Offer has been obtained.

         Further, because the Arden principals and their affiliates have a significant financial interest in consummating the Formation Transactions and no independent entity approved such Formation Transactions on behalf of the Participating Partnerships and LLCs, there is an inherent conflict of interest in the Arden principals' structuring of the terms and conditions of the Formation Transactions.

SUBSTANTIAL BENEFITS TO THE ARDEN PRINCIPALS

         The Arden principals have the following interests in the Formation Transactions and the Public Offering, which may conflict with the interests of the Offeree, the Participating Partnerships and their partners:

         PARTNERS IN PARTICIPATING PARTNERSHIPS AND OWNERSHIP OF OP UNITS. Certain of the partners in the Participating Partnerships and LLCs, including in many cases the Arden principals and/or their affiliates, are contributing their interests in the Participating Partnerships and LLCs to the Operating Partnership in exchange for OP Units in tax free transactions. In addition, Arden will contribute its assets to the Operating Partnership in exchange for OP Units. The Arden principals, therefore, will hold substantial numbers of OP Units following the Formation Transactions and thus may receive a long-term direct financial benefit from the Formation Transactions.

         IMPROVED FINANCIAL POSITION OF THE ARDEN PRINCIPALS. Aside from the direct monetary benefits described above, following the consummation of the Formation Transactions, certain of the Arden principals will (i) enter into employment agreements with the Operating Partnership and will receive salary, other compensation such as bonuses and benefit plan awards, and options to acquire additional OP Units and/or REIT Shares; (ii) receive increased liquidity of their interests in the Participating Partnerships and LLCs due to the conversion of these interests to OP Units that may ultimately be converted into cash or REIT Shares; (iii) receive increased diversification of their investments; and (iv) receive the release of certain personal guarantees of mortgage indebtedness on certain of these properties.

                                   APPENDIX D

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         The following is a summary of certain of the federal income tax consequences associated with the sale by the Offeree of its Partnership Interest. It is impractical, however, to set forth in this confidential Offer all aspects of federal tax law which may have tax consequences with respect to a partner's participation in the Partnership Interest sale transaction. The following discussion does not purport to deal with all aspects of taxation that may be relevant to particular partners in light of their personal investment or tax circumstances, or to certain types of partners (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. Furthermore, the discussion of various aspects of federal income taxation discussed herein is based on the Code, existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change at any time. Any such changes may be retroactive. Consequently, no assurance can be given that the federal income tax consequences to a partner described herein will not be altered in the future. This summary is not intended to be a complete discussion of all tax consequences of the sale of the Partnership Interest to the REIT or a substitute for careful tax planning, and does not address the possible consequences to the Offeree under the tax laws of the states and localities where the Offeree resides or otherwise does business or where the Partnerships may operate. Further, the federal income tax consequences to an Offeree may be affected by matters not discussed below. The discussion set forth below is based upon the assumption that interests held by the Offeree constitute capital assets in the hands of such investor. In addition, this discussion assumes that each of the Partnerships is classified for federal income tax purposes as a partnership rather than as an "association" taxable as a corporation or a publicly traded partnership. EACH OFFEREE IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO HIM OF PARTICIPATING IN THE OFFER AND SALE OF HIS PARTNERSHIP INTERESTS.

TAXATION OF OFFEREES RESULTING FROM THE SALE OF THEIR PARTNERSHIP INTERESTS

         The sale of a Partnership Interest will be a taxable transaction for the Offerees who accept the Offer. Upon the sale of a Partnership Interest for cash, Offerees will recognize gain or, subject to certain limitations, loss with respect to such Partnership Interest in an amount equal to the excess (or deficit) of (i) their "amount realized" with respect to such Partnership Interest, and (ii) their adjusted tax basis in such Partnership Interest. An Offeree's "amount realized" with respect to a Partnership Interest for this purpose will equal the sum of the cash consideration paid for such Partnership Interest (I.E., the Purchase Price plus the Option Fee) plus the Offeree's "share" (as determined for tax purposes) of the liabilities of the Partnerships. Therefore, depending upon an Offeree's adjusted tax basis in the Partnership Interest and his share of the Partnerships' liabilities, the gain recognized by a particular Offeree may be in excess of the amount of cash received. Any gain recognized on the sale of the Partnership Interest pursuant to the Offer generally will constitute capital gain;

provided, however, that to the extent the amount received for the Partnership Interest is attributable to the Offeree's share of "substantially appreciated inventory" or "unrealized receivables" (within the meaning of Section 751 of the Code) of the Partnerships (including the Partnerships' previously allowed depreciation and cost recovery deductions subject to recapture), the gain resulting therefrom will be treated as ordinary income.

         Any gain recognized by the Offerees who do not "materially participate" (as defined in the Code) in a Participating Partnership in connection with the sale of their Partnership Interests in such partnership will constitute "passive activity income" for purposes of the "passive activity loss" rules. Accordingly, such income generally may be offset by losses from all sources, including suspended "passive activity losses" with respect to the Partnerships, and "passive" or "active" losses from other activities. There are exceptions to this rule, however, and each Offeree should consult with his or her own tax advisor concerning whether, and the extent to which, he or she has available suspended "passive" losses from either the Partnerships or other investments that may be used to offset gain resulting from the sale of Partnership Interests. Any gain recognized by an offeree who "materially participates" (as defined in the Code) in a Participating Partnership may not be offset by suspended "passive activity losses."

STATE AND OTHER TAX CONSIDERATIONS

         Offerees who sell their Partnership Interests may be subject to other taxes, such as state and local income taxes or transfer taxes that may be imposed by various jurisdictions. Each Offeree is urged to consult with his own tax advisor for advice as to state, local, or other taxes which may be payable in connection with his acceptance of the Offer.

         THE FOREGOING IS MERELY A SUMMARY OF CERTAIN OF THE FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS IN THE SALE OF PARTNERSHIP INTERESTS TO THE OFFEROR. IT DOES NOT PURPORT TO BE EITHER A COMPLETE ANALYSIS OR A COMPETE LISTING OF ALL POTENTIAL TAX CONSIDERATIONS OR TAX RISKS INHERENT IN THE OFFER AND SALE, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. ACCORDINGLY, OFFEREES ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE SALE OF THEIR PARTNERSHIP INTERESTS.





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